  As filed with the Securities and Exchange Commission on February 27, 2001.

                                                      Registration No. 333-49056
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  eSPEED, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                          13-4063515
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                          Identification No.)



                              --------------------

                             One World Trade Center
                                   103rd Floor
                            New York, New York 10048
                                  (212)938-3773
          (Address, including Zip Code, of Principal Executive Offices)

                              --------------------

             eSPEED, INC. NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                   eSPEED, INC. DEFERRAL PLAN FOR EMPLOYEES OF
                   CANTOR FITZGERALD, L.P. AND ITS AFFILIATES

                            (Full Title of the Plans)

                              --------------------

                             Stephen M. Merkel, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                                   eSpeed,Inc.
                       One World Trade Center, 105th Floor
                            New York, New York 10048
                                  (212)938-3773
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

                           Christopher T. Jenson, Esq.
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                                  (212)309-6000
                               Fax: (212)309-6273

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Reg. No. 333-49056) of eSpeed, Inc. relating to the eSpeed, Inc. Non-Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan") and the eSpeed, Inc. Deferral Plan for employees of Cantor Fitzgerald, L.P. and its Affiliates is filed to deregister (i) the 1,000,000 shares of Class A Common Stock registered for the Stock Purchase Plan, none of which have been sold pursuant to the Stock Purchase Plan, and (ii) an indeterminate number or shares of Class A Common Stock which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Stock Purchase Plan.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of February, 2001.



                                             eSpeed, Inc.

                                             By: /s/ Howard W. Lutnick
                                                 -------------------------
                                                 Howard W. Lutnick
                                                 Chairman of the Board
                                                 and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following individuals in the capacities and on the date indicated.



/s/ Howard W. Lutnick                          Chairman of the Board and        February 27, 2001
--------------------------------------         Chief Executive Officer
Howard W. Lutnick                              (Principal Executive Officer)


/s/ Jeffrey G. Goldflam                        Senior Vice President and        February 27, 2001
--------------------------------------         Chief Financial Officer
Jeffrey G. Goldflam                            (Principal Financial and
                                               Accounting Officer)


/s/ Frederick T. Varacchi                      President and Chief Operating    February 27, 2001
--------------------------------------         Officer and Director
Frederick T. Varccehi


/s/ Douglas B. Gardner                         Vice Chairman                    February 27, 2001
--------------------------------------
Douglas B. Gardner


                *                              Director                         February 27, 2001
--------------------------------------
Richard C. Breeden


                *                              Director                         February 27, 2001
--------------------------------------
Larry R. Carter


                *                              Director                         February 27, 2001
--------------------------------------
William J. Moran


                *                              Director                         February 27, 2001
--------------------------------------
Joseph P. Shea

* By: /s/ Howard W. Lutnick
     ----------------------------------
     Howard W. Lutnick, Attorney-In-Fact


     Pursuant to the requirements of the Securities Act, the Administrator of the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of February, 2001.



 By: Administrative Committee of eSpeed, Inc. Deferral Plan for Employees
       of Cantor Fitzgerald, L.P. and its Affiliates, as Plan Administrator


 By:  /s/ Frederick T. Varacchi
      -------------------------------
      Name:  Frederick T. Varacchi
      Title: Member of the Administrative Committee of eSpeed, Inc.
             Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates